ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held On
                                 April 20, 2001

To the Shareholders:

     The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Salt Lake City Marriott City Center Hotel, 220 South State Street, Salt Lake City, Utah 84111, on Friday, April 20, 2001, at 1:30 p.m. for the following purposes:

     1. To elect three directors for the terms specified in the attached Proxy Statement (Proposal 1); and

     2. To approve an increase in the number of authorized shares of Capital Stock (Proposal 2).

     The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" proposals 1 and 2.

     A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 2000, accompany this notice.

     IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying form of proxy in the enclosed envelope, which requires no postage.

     The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Dale M. Gibbons
Secretary

Salt Lake City, Utah
March 19, 2001

                                 PROXY STATEMENT

                              ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 20, 2001

                              VOTING AT THE MEETING

     Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

     >>   FOR the election of directors listed below; and
     >> FOR the increase in the number of authorized capital shares as described in this Proxy Statement.

     You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy, or by voting in person at the meeting.

     The only shares that may be voted are the 88,567,900 shares of common stock outstanding at the close of business on February 28, 2001, the record date for the meeting. Each share is entitled to one vote.

     Shareholders may expressly abstain from voting on Proposal 2 in the accompanying Notice of Annual Meeting of the Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected. On all other matters the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 19, 2001.

                      NOMINATION AND ELECTION OF DIRECTORS
                                  (Proposal 1)

     It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected.

     The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:

                                Three-year Term
                                ---------------
                                Roger B. Porter
                                  L.E. Simmons
                                  I.J. Wagner

The Board of Directors recommends that the Shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                               Present
                                                                                   Director      Term
Nominees                     Principal Occupation During Past Five Years            Since      Expires     Age
--------                     -------------------------------------------            -----      -------     ---
Roger B. Porter(1, 3)        IBM Professor of Business and Government,  Harvard     1993         2001       54
                             University;   Assistant  to  the   President   for
                             Domestic  and Economic  Affairs,  The White House,
                             1989-1992;  Director, National Life Insurance Co.,
                             Rightchoice     Managed    Care    Inc.,    Pactiv
                             Corporation, and Tenneco Automotive, Inc.

L.E. Simmons(4, 5)           President,  SCF  Partners,  L.P.  (Private  Equity     1978         2001       54
                             Investment Management),  Houston, Texas; Chairman,
                             Tuboscope, Inc.

I.J. Wagner(1, 2)            President,   The   Keystone   Company   (Corporate     1965         2001       85
                             Investments), Salt Lake City, Utah.



                                       2



DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Jerry C. Atkin(3)            Chairman,  President and Chief Executive  Officer,     1993         2002       52
                             SkyWest  Airlines,  St.  George,  Utah;  Director,
                             SkyWest, Inc.

Grant R. Caldwell(1)         Retired,  former Partner,  KMG Main Hurdman,  Salt     1993         2002       76
                             Lake City, Utah.

R.D. Cash(2)                 Chairman,  President and Chief  Executive  Officer     1989         2003       58
                             of  Questar  Corporation,  Salt Lake  City,  Utah;
                             Director,   Zions   First   National   Bank,   and
                             Associated  Electric  and Gas  Insurance  Services
                             Limited; former Director of Federal Reserve Bank
                             (Salt Lake City Branch) of San Francisco, California.

Richard H. Madsen(1, 3)      Consultant,  The May  Department  Stores  Company;     1994         2003       62
                             Chairman,  President and Chief Executive  Officer,
                             ZCMI, 1990-2000.

Robert G. Sarver(4)          Chairman   and   Chief   Executive    Officer   of     1994         2003       39
                             California  Bank  &  Trust;   Executive  Director,
                             Southwest    Value   Partners   and    Affiliates,
                             1991-1999;   Director,  Meritage  Corporation  and
                             SkyWest Airlines, Inc.

Harris H. Simmons(2, 5)      President  and  Chief  Executive  Officer  of  the     1989         2003       46
                             Company;  Chairman of Zions First  National  Bank;
                             Director, Questar Corporation, and O.C. Tanner Co.

Roy W. Simmons(2, 4)         Chairman  of the  Company;  Member of the Board of     1961         2002       85
                             Directors of Zions First National Bank.

Shelley Thomas(4)            Senior  Director  of  Communications   and  Public     1998         2002       49
                             Affairs,  Huntsman Cancer  Institute;  Senior Vice
                             President of  Communications  and Public  Affairs,
                             Salt Lake  Organizing  Committee  for the  Olympic
                             Winter Games of 2002,  1997-2000;  Vice  President
                             of Public  Affairs,  Smith's Food & Drug  Centers,
                             Inc., 1990-1997.

1 Member of the Audit Committee                              4 Member of the Credit Review/Compliance Committee
2 Member of the Executive Committee                          5 Son of Roy W. Simmons
3 Member of the Executive Compensation Committee

                            COMPENSATION OF DIRECTORS

     The Company's outside directors currently receive a $12,000 annual retainer and $1,000 for each regular and special meeting attended. Members of the committees receive $750 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Non-Employee directors are also granted nonqualified stock options annually. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

     The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held thirteen meetings during the fiscal year ending December 31, 2000. Of the Board's four standing committees, the Executive Committee did not meet, the Audit Committee met five times, the Executive Compensation Committee met three times, and the Credit Review/Compliance Committee met twice during the fiscal year ending December 31, 2000. Membership in these committees is indicated previously in the listing of directors. Average attendance at Board and committee meetings held during the year was 94%. The Company has no nominating committee and no other established committee acts in that capacity.

     The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

     The Audit Committee is composed of four independent directors. Information regarding the functions performed by the Committee and its membership is set forth in the "Audit Committee Report," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

     The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

     The Credit Review/Compliance Committee is a committee composed of directors from the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues, for all of the Company's subsidiary banks.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


Audit Committee

Grant R. Caldwell, Chairman
Richard H. Madsen
Roger B. Porter
I.J. Wagner

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished with respect to certain of the executive officers of the Company.




Individual                  Principal Occupation During Past Five Years(2)                   Officer Since    Age
----------                  ----------------------------------------------                   -------------    ---

Roy W. Simmons(1)           Chairman of the Company; Member of the Board of Directors of         1961          85
                            Zions First National Bank; prior to January 1998, Chairman of
                            Zions First National Bank.

Harris H. Simmons(1)        President and Chief Executive Officer of the Company;                1981         46
                            Chairman of Zions First National Bank; Director, Questar
                            Corporation and O.C. Tanner Co.; prior to January 1998,
                            President and Chief Executive Officer of Zions First National
                            Bank.

Bruce K. Alexander          Senior Vice President of the Company; President and Chief            2000         48
                            Executive Officer of Vectra Bank Colorado; Executive
                            Director, Denver Urban Renewal Authority, 1999-2000;
                            Executive Vice President of Bank One, 1977-2000.

A. Scott Anderson           Executive Vice President of the Company; President and Chief        1997(3)       54
                            Executive Officer of Zions First National Bank; prior to
                            January 1998, Executive Vice President of Zions First
                            National Bank.

Nolan Bellon                Senior Vice President and Controller of the Company; prior to       1998(4)       52
                            April 1998, Controller of Zions First National Bank.

Danne L. Buchanan           Executive Vice President of the Company; prior to March 1995,        1995         43
                            Senior Vice President and General Manager of Zions Data
                            Services Company.

Gerald J. Dent              Executive Vice President of the Company; Executive Vice              1987         59
                            President of Zions First National Bank.

Dale M. Gibbons             Executive Vice President, Chief Financial Officer and                1996         40
                            Secretary of the Company; Executive Vice President and
                            Secretary of Zions First National Bank; prior to August 1996,
                            Senior Vice President of First Interstate Bancorp.

                                       6

John J. Gisi                Senior Vice President of the Company; Chairman and                   1994         55
                            Chief Executive Officer of National Bank of Arizona;
                            Director, Federal Home Loan Bank of San Francisco.

James C.  Hawkanson         Senior Vice President of the Company; Managing Director  and         1998         57
                            Chief Executive Officer of The Commerce Bank of Washington.

W. David Hemingway          Executive Vice President of the Company; Executive Vice              1997(5)      53
                            President of Zions First National Bank; Director, Federal
                            Agricultural Mortgage Corporation and Federal Home Loan Bank
                            of Seattle.

Clark B. Hinckley           Senior Vice President of the Company; prior to March 1994,           1994         53
                            President of Zions First National Bank of Arizona.

William E. Martin           Senior Vice President of the Company; President, Chief               2000         59
                            Executive Officer and Chairman of Nevada State Bank;
                            President and Chief Executive Officer of  Pioneer Citizens
                            Bank of Nevada, 1989-2000.

Robert G. Sarver            Executive Vice President of the Company; Chairman and Chief          1998(6)      39
                            Executive Officer of California Bank & Trust; Director,
                            Meritage Corporation and SkyWest Airlines, Inc.; Executive
                            Director, Southwest Value Partners and Affiliates, 1991-1999.

Merrill S. Wall             Senior Vice President of the Company; Executive Vice                 2001(7)      53
                            President of California Bank & Trust; prior to October 1998,
                            Human Resources Director of H.F. Ahmanson/Home Savings of
                            America.

(1) Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).

(2) Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

(3)  Officer of Zions First National Bank since 1990.

(4)  Officer of Zions First National Bank since 1987.

(5)  Officer of Zions First National Bank since 1977.

(6)  Member of the Board of Directors since 1994.

(7)  Officer of California Bank & Trust since 1998.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of February 28, 2001, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.

                                                                                Common Stock
Name and Address                           Type of Ownership           No. of Shares     % of Class
----------------                           -----------------           -------------     ----------
Roy W. Simmons                             Record and Beneficial         2,207,360          2.49%
      One South Main Street                Beneficial(1)                 1,814,488          2.05%
      Salt Lake City, Utah 84111                                         ---------          -----
                                                                         4,021,848          4.54%

Zions First National Bank                  Record(2)                     4,083,680          4.61%
      One South Main Street
      Salt Lake City, Utah 84111

Putnam Investment Management, LLC          Beneficial                    7,711,564          8.71%
      One Post Office Square
      Boston, MA  02109

American Express Financial Corporation     Beneficial                    4,761,575          5.38%
      IDS Tower 10
      Minneapolis, MN  55440

---------------------
(1) Represents Roy W. Simmons' beneficial ownership interest in 1,814,488 shares held by a company in which Mr. Simmons serves as a director.

(2) These shares are owned of record as of February 28, 2001, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 3,234,738 shares (3.65% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, and the Zions Bancorporation Employee Investment Savings Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 679,594 shares (0.77% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 169,348 shares (0.19% of the class) as to which Zions First National Bank does not have or share voting power.

     Set forth below is the beneficial ownership, as of February 28, 2001, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.


                                              No. of Shares               % of
    Directors                              Beneficially Owned             Class
    ---------                              ------------------            -------
         Jerry C. Atkin                          20,800                     *(1)
         Grant R. Caldwell                       18,700                     *(1)
         R. D. Cash(3)                           37,000                     *(1)
         Richard H. Madsen                      214,411                     *(1)
         Roger B. Porter(3)                      14,000                     *(1)
         Robert G. Sarver(3)                    497,970                     *(1)
         Harris H. Simmons                    2,484,721(2)               2.80
         L. E. Simmons(3)                     2,144,482(2)               2.42
         Roy W. Simmons(3)                    4,021,848(2)               4.54
         Shelley Thomas                           4,825                     *(1)
         I. J. Wagner(3)                         23,000                     *(1)
         All directors and officers
            as a group (23 persons)           6,634,303                  7.43

(1)  Immaterial percentage of ownership (Less than 2%)

(2) Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares in the Company.

(3) These individuals also own phantom stock through the Company's Deferred Compensation Plan for Directors which are not included in the above totals. The amount of phantom stock held as of December 31, 2000 was as follows:
     Mr. Cash, 25,196 shares; Mr. Porter, 10,192 shares; Mr. Sarver, 3,880 shares; Mr. L.E. Simmons, 6,633 shares; Mr. Roy Simmons, 22,162 shares; and Mr. Wagner, 3,018 shares.

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 2000 through December 31, 2000, its officers and directors were in compliance with all applicable filing requirements, except for a report filed late on the non-employee director annual stock option grants and a report filed late by Mr. Clark Hinckley on his dividend reinvestment plan shares.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 2000, 1999 and 1998 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 2000.

Summary Compensation Table

                                                                                  Long-term
                                                       Annual                    Compensation
                                                   Compensation(5)                  Awards
                                                 --------------------     -------------------------
                                                                          Value-       Securities           All Other
                                                    Salary    Bonus       Sharing      Underlying         Compensation
Name and Principal Position           Year       ($)(6)(7)   ($)(8)       ($)(9)      Options(#)(10)  ($)(7)(11)(12)(13)(14)
---------------------------           ----       ---------  ---------     -------     --------------  ----------------------
Harris H. Simmons                     2000        501,015    300,000      330,203         61,000               68,470
     President and Chief Executive    1999        450,000          0(1)   271,830         36,000              113,331
     Officer, Zions Bancorporation    1998        434,101    255,000      258,300         36,000               67,672


Robert Sarver(2)                      2000        430,019    215,000            0         29,000               16,398
     Chairman and                     1999        408,000    200,000            0          3,900                   30
     Chief Executive Officer,         1998        125,231     75,000            0         15,000                    0
     California Bank & Trust


A. Scott Anderson                     2000        300,000    145,000      232,365         30,000               37,385
     President and                    1999        280,000    130,000      191,675         24,000               32,787
     Chief Executive Officer,         1998        255,000    115,000      175,275         24,000               31,186
     Zions First National Bank

Dale M. Gibbons(3)                    2000        280,000    160,000      150,520         39,000               17,549
     Executive Vice President and     1999        230,000    150,000      103,000         22,000               16,928
     Chief Financial Officer,         1998        214,140    115,000       40,000         22,000               11,097
     Zions Bancorporation

James C. Hawkanson(4)                 2000        214,849    209,920            0         10,000              150,721
     Managing Director and            1999        203,850    164,000            0          6,000              164,318
     Chief Executive Officer,         1998         67,460    165,000            0         10,000              146,961
     The Commerce Bank of Washington

(1) For 1999, Mr. Simmons requested that the Executive Compensation Committee not consider him for a performance bonus in light of the uncertainties and risks which developed with respect to the Company's proposed merger with First Security Corporation.
(2) Mr. Sarver's employment by the Company commenced October 1998. He has served as a Director of the Company since 1994.
(3)  Mr. Gibbons' employment with the Company commenced August 1996.
(4)  Mr. Hawkanson's employment with the Company commenced September 1998.
(5) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
(6) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.

(7) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 2000, 1999 and 1998 were as follows, respectively: Mr. Simmons, $5,250, $5,000 and $5,000; Mr. Sarver, $5,250, $0, and $0; Mr.
     Anderson, $6,375, $1,124 and $6,000; Mr. Gibbons, $6,375, $6,000 and
     $6,000; Mr. Hawkanson, $5,250, $5,000 and $1,458.
(8) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(9) Awards shown do not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. For each of the persons named above, the amounts accrued for 2000, 1999 and 1998 were as follows, respectively:
     Mr. Simmons, $389,843, $264,581 and $208,193; Mr. Sarver, $60,878, (see
     note #1, page 12); Mr. Anderson, $244,347, $189,571 and $148,876; Mr.
     Gibbons $248,667, $178,105 and $142,253; Mr. Hawkanson, $65,925, $28,980
     and $0. See "Long Term Incentive Compensation Plan" that follows.
(10) Options shown were issued under the Company's Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to four years, and expire in six to seven years.
(11) Includes amounts accrued under the Company's Supplemental Executive Retirement Plan (SERP). For additional details regarding the SERP, please see page 13. For each of the persons named above, the amounts accrued for 2000, 1999 and 1998 were as follows, respectively: Mr. Simmons, $63,220, $108,331 and $60,554; Mr. Sarver, $11,148, $30 and $0; Mr. Anderson,
     $31,010, $31,663 and $23,068; Mr. Gibbons, $11,174, $10,928 and $2,979; and
     Mr. Hawkanson, $112,233, $122,631 and $133,733.
(12) All Other Compensation amounts are contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.
(13) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 2000, 1999 and 1998 were as follows, respectively: Mr. Simmons, $0, $0, and $2,118; Mr. Sarver, $0, $0, and $0; Mr. Anderson, $0, $0, and $2,118; Mr. Gibbons, $0, $0, and $2,118; and Mr.
     Hawkanson, $0, $0, and $0. In 1999, the Company terminated this Profit Sharing Plan and no further contributions are contemplated.
(14) Mr. Hawkanson also received compensation in the form of stock loan forgiveness and long-term disability insurance premium reimbursement pursuant to his employment contract in 2000, 1999 and 1998 as follows, respectively: $33,248; $36,687, and $11,770.

Stock Option Grants in Fiscal Year 2000

     The following table shows the number of shares with respect to which options were granted during 2000 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.


                                                                               Potential Realizable Value at
                                                                               Assumed Annual Rates of Stock
                                                                                  Price Appreciation for
                                          Individual Grants                           Option Term(1)
                                ------------------------------------       -------------------------------------
                                             % of Total
                                               Options
                               Options       Granted to      Exercise
                               Granted        Employees       Price        Expiration
       Name                     (#)(2)     in Fiscal Year     ($/Sh)          Date          5%($)       10%($)
-----------------               ------     --------------     ------       ----------      -------     ---------
Harris H. Simmons               36,000           4.41         41.625       03-30-2007      509,633     1,156,184
                                25,000                        43.875       07-27-2007      373,042       846,306
----------------------------------------------------------------------------------------------------------------
Robert Sarver                   24,000          2.10          41.625       03-30-2007      339,756       770,789
                                 5,000                        43.875       07-27-2007       74,608       169,261
----------------------------------------------------------------------------------------------------------------
A. Scott Anderson               25,000          2.17          41.625       03-30-2007      353,912       802,906
                                 5,000                        43.875       07-27-2007       74,608       169,261
----------------------------------------------------------------------------------------------------------------
Dale M. Gibbons                 26,000          2.82          41.625       03-30-2007      368,069       835,022
                                13,000                        43.875       07-27-2007      193,982       440,079
----------------------------------------------------------------------------------------------------------------
James C. Hawkanson               6,000          0.72          41.625       03-30-2007       84,939       192,697
                                 4,000                        43.875       07-27-2007       59,687       135,409

---------------------------
(1) Potential realizable value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) The Company's Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 2000 have an exercise price equal to the fair market value on the date of grant, vest 33.3% per year beginning one year after date of grant, and have a term of seven years.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, nonqualified options were granted to each non-employee director as of May 2000. Each grant is an option to purchase 4,000 shares at $44.9375 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 2000 options expire on May 25, 2010.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 2000, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                              Shares                         Number of            Value of Unexercised
                             Acquired                    Shares Underlying               In-the-
                               Upon                         Unexercised               Money Options
                              Option        Value             Options                       At
        Name               Exercise(#)   Realized($)     at 12-31-00(#)(1)            12-31-00($)(2)
--------------------       -----------   ----------- -------------------------  -------------------------
                                                                       Not                        Not
                                                     Exercisable   Exercisable  Exercisable   Exercisable
                                                     -----------   -----------  -----------   -----------
Harris H. Simmons ..          --            --          82,000       116,000     2,339,156     1,519,656
Robert Sarver ......          --            --          16,475        39,425       409,031       696,844
A. Scott Anderson ..         2,000        78,438        51,000        65,000     1,481,250       937,563
Dale M. Gibbons ....          --            --          33,500        69,500       759,250       707,063
James C. Hawkanson..          --            --          61,350        41,924     2,669,719     1,254,694

(1) Of the shares shown as underlying unexercised options for Mr. Sarver, a total of 8,000 exercisable represent nonqualified options received in 1996 and 1997 as a Director of the Company. Of the shares shown as underlying unexercised options for Mr. Hawkanson, a total of 54,850 exercisable and 22,424 not exercisable represent options received in 1995-1998 from The Commerce Bank of Washington prior to its acquisition by Zions Bancorporation.
(2) Potential unrealized value is (i) the fair market value at fiscal 2000 year-end ($62.4375) less the option exercise price, times (ii) the number of shares.

Long Term Executive Incentive Compensation Plan

     The following table sets forth certain information regarding awards made in 2000 pursuant to the Company's Senior Management Long Term Executive Incentive Compensation Plan (Value Sharing Plan). This Plan is intended to encourage the creation of long-term shareholder value by providing cash bonuses to certain officers of the Company if certain objective performance criteria are achieved. The Value Sharing Plan is administered by the Executive Compensation Committee, which is comprised entirely of outside directors as defined under Section 162(m) of the Internal Revenue Code. The Committee grants members of senior management units of participation in each annual Value Sharing Plan. The Value Sharing Plan is funded based upon objectively measured performance of the Company, its subsidiaries, or business segments. Distributions under the Plan are determined by allocating the award fund among the holders of units of participation in the Plan in proportion to the number of units held by the participant. The size of each award fund is determined according to a formula, which uses the Company's aggregate earnings per share ("EPS") over the award period, with an adjustment based upon the Company's average return on equity ("ROE") over the same period. Both the aggregate EPS and average ROE numbers are adjusted to exclude the effects of goodwill and certain merger-related expenses. Relatively higher levels of EPS and ROE will make the award fund larger. The Plan also provides for other factors to be considered in determining the size of the award fund, e.g., pre-tax earnings of subsidiaries or shareholder value added. Different performance criteria may be applied to Plan participants, depending upon their area of responsibility. The Committee may also curtail the award fund, or the participation of any employee, in its sole discretion. In any case, no single award to an employee may exceed $3 million. An additional award fund is anticipated to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the Plan's inception.

     The award fund established in 2000 ranged in amount from $0 for an adjusted EPS growth rate of 6% annually over the four years beginning in 2000, to a maximum of $23.0 million, corresponding to an adjusted EPS growth rate of 25% annually for such period. The award fund will then be adjusted by a factor determined by the average adjusted ROE for the period. If the average adjusted ROE is less than 15%, the award adjustment factor will be 0, and there will be no amounts paid under the Plan. If the average adjusted ROE is between 15% and 19%, the factor will be 1. The award adjustment factor will increase to a maximum of 1.33 at average adjusted ROE levels of 24% and above. Accordingly, the maximum aggregate of all payments possible under the 2000 award fund is $30.6 million. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

     Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the Plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1998 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); Example #1 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 9% (as to which there can be no assurance) and the average adjusted ROE is 16% (also as to which there can be no assurance); Example #2 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 15% (as to which there can be no assurance) and the average adjusted ROE is 24% (also as to which there can be no assurance); the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established in 2000.

                                                                Estimated Future Payout
                                                                 of Value Sharing Plan
                                                   ------------------------------------------------
                       Number of    Performance                   Example      Example
                      Performance   Period Until   Threshold        #1           #2        Maximum
Name                     Units         Payout         ($)           ($)          ($)         ($)
-----------------     -----------   -----------    ---------      -------      -------    ---------
Harris H. Simmons       21,175        4 Years          0          105,028      668,283    1,704,375
Robert Sarver            9,625        4 Years          0           47,740      303,765      774,716
A. Scott Anderson        9,625        4 Years          0           47,740      303,765      774,716
Dale M. Gibbons         10,588        4 Years          0           52,517      334,157      852,228
James C. Hawkanson       5,000        4 Years          0           24,800      157,800      402,450

Retirement Plan

     The Company's retirement plan covers substantially all full-time employees and provides benefits to those who have five or more years of service with the Company. The retirement plan is a cash balance defined benefit plan. In general, it provides a lump sum or monthly annuity at retirement for the participating employees according to a formula which takes into account an employee's age and annual compensation. Compensation for these purposes includes salary, bonuses and payouts under incentive plans.

     For each year of credited service, a participant's lump sum (account balance) grows with annual interest credits and pay credits. Annual interest credits are based on the GATT 30-year bond rate (5.78% for 2001). Cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below.

              AGE                         PAY CREDIT
              Less than 30                2.25%
              30-39                       3%
              40-49                       4%
              50-54                       5.25%
              55-59                       7%
              60 or over                  9.25%


     The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, earnings for the purpose of determining benefits cannot exceed $170,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (SERP), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, and (2) are highly compensated employees of the Company within the meaning of ERISA Section 401. Each of the named individuals is a participant in the SERP.

     The following table illustrates the estimated annual benefits and equivalent Lump Sum Cash Balance payable under the plan at age 65 based on a combination of the basic pension plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: (1) a 7% annuity rate to convert the estimated age 65 cash balance to an annual amount; (2) a rate of 7% used to calculate all unknown future years' interest on the Cash Balance; (3) future compensation increasing by 4% per year to age 65.

                                   Estimated Cash     Estimated
                                      Balance          Annual
                                     at Age 65         Benefit
                                   --------------     ---------
              Harris H. Simmons      $4,531,364       $458,951
              Robert Sarver           2,653,958        268,802
              A. Scott Anderson       1,563,674        158,374
              Dale M. Gibbons         2,944,974        298,277
              James C. Hawkanson      2,807,821        284,385

                  PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
              INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN



                              1995     1996     1997     1998     1999     2000
                             ------   ------   ------   ------   ------   ------
Zions Bancorporation ..      100.00   131.50   232.99   323.55   310.69   333.84
S & P 500 .............      100.00   122.96   163.98   210.85   255.21   231.98
KBW 50 Index ..........      100.00   141.46   206.80   223.91   216.14   259.50


Note: Assumes $100 invested on 12-31-95 in Zions Bancorporation, the S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of all dividends on a quarterly basis.


                      [AVERAGE EQUITY GRAPH APPEARS HERE]

                          COMPENSATION COMMITTEE REPORT

             Summary of Compensation Policies for Executive Officers

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for 2000 is summarized below:

o Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Long Term Executive Incentive Compensation Plan (the "Value Sharing Plan"), supplemented by grants of stock options. The Value Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders' equity. See "Long Term Executive Incentive Compensation Plan."

o The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

o Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently in fiscal year 2000). The consultant compares the Company's compensation levels with a peer group of financial institutions. In its 2000 study, the consultant used regression analysis to determine competitive compensation levels for a financial institution with the Company's asset size. The consultant used data on 157 institutions with asset sizes ranging from $254 million to $668 billion. Zions ranked between the 25th and 50th percentile among the peer group in terms of asset size. The study indicated that the base salary and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution asset size. This peer group is not the same peer group used in the Performance Graphs.

o Units of participation in the Value Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value Sharing Plan's target levels of earnings per share and return on equity for the 2000 award fund as well as the corresponding variation in size of the award fund. In 2000, as in every year since the Value Sharing Plan was first adopted, the Company's adjusted aggregate EPS and adjusted average ROE have been within ranges which, if continued throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value Sharing Plan in 2000. (See "Summary Compensation Table," n.6.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value Sharing Plan and stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

o The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value Sharing Plan.

o The Company periodically grants stock options to executives. Grants were made in April 2000. Such grants are discretionary by the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than to himself. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

Executive Compensation Committee

Jerry C. Atkin, Chairman
Richard H. Madsen
Roger B. Porter

Compensation Committee Interlocks and Insider Participation

         None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 2000, comprised less than 2% of total shareholders' equity of the Company, not including the loan to Mr. Sarver discussed below. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectibility, and are made on terms comparable to borrowings by others of similar credit risk.

     In order to provide an appropriate incentive to Robert G. Sarver, a director of Zions, to expand the Company's California banking operations and distribution network, the Company entered into an agreement with Mr. Sarver in 1998 regarding California Bank & Trust. In accordance with the terms of the agreement, the following actions were agreed to and taken:

     (i) Mr. Sarver will serve as the chief executive officer of California Bank & Trust; and
     (ii) The Company sold to Mr. Sarver, individually, a 2.5% minority interest in California Bank & Trust; and
    (iii) The Company sold in aggregate to two limited partnerships, of which Mr. Sarver is the sole general partner, a 2.5% minority interest in California Bank & Trust.

The limited partners of the limited partnerships include, among others, individuals who are currently senior officers of California Bank & Trust. The 5% minority interest in California Bank & Trust was sold for the Company's cost basis, or approximately $33 million.

     The Company financed a portion of the purchase price paid by Mr. Sarver for the minority interest in California Bank & Trust. The Company lent to Mr. Sarver $14,850,000. This loan is non-recourse to Mr. Sarver, and is secured by (i) 200,000 shares of the Company's common stock, and (ii) the 2.5% minority interest in California Bank & Trust owned by Mr. Sarver. The loan bears interest at 200 basis points over the five-year U.S. treasury rate, compounded annually and is payable at maturity in 2003. At such time, for a period of 90 days, Mr. Sarver and the limited partnerships will have the right to make the Company buy back the 5% minority interest they own in California Bank & Trust for the value as determined by appraisal. At December 31, 2000, the balance due on the loan to Mr. Sarver was $17,084,238.

     A company controlled by Mr. Sarver owns a jet aircraft that is used by him as well as other employees of California Bank & Trust and the Company. This company is reimbursed at commercial coach fares for such usage, which aggregated to $23,129 for 2000. The Company believes that the costs to operate the aircraft, which are borne by Mr. Sarver's company, are substantially greater than the coach fare reimbursement provided.

       PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                         OF CAPITAL STOCK OF THE COMPANY

                                  (Proposal 2)

     The authorized capital stock of the Company now consists of 203,000,000 shares divided into classes as follows: (1) 200,000,000 shares of Common Stock, without par value, of which 88,567,900 are outstanding as of the record date,
(2) 3,000,000 shares of preferred stock, without par value, none of which are outstanding as of the record date.

     The Board of Directors believes it would be in the best interests of the Company and its shareholders to amend the Articles of Incorporation to increase the authorized capital stock from 203,000,000 shares without par value to 353,000,000 shares divided into 350,000,000 shares of Common Stock without par value, and 3,000,000 shares of Preferred Stock without par value. To effect this change, Article VIII of the Articles of Incorporation would be amended to read in its entirety as follows:

                                  ARTICLE VIII

     The aggregate number of shares of capital stock which this corporation shall have authority to issue is 353,000,000, divided into two classes as follows:

     (1) 350,000,000 shares of Common Stock, without par value, which shares shall be entitled to one vote per share.

     (2)  3,000,000 shares of Preferred Stock, without par value.

     The Board of Directors of this corporation is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

     The Board of Directors of this corporation is expressly vested with the authority to divide the above-described class of Preferred Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established, including, without limitation, the following:

          (i)  the rate of dividend;
          (ii) the price at and the terms and conditions on which shares may be redeemed;
         (iii) the amount payable upon shares in event of involuntary liquidation;
          (iv) the amount payable upon shares in event of voluntary liquidation;
          (v)  sinking fund provisions for the redemption or purchase of shares;

          (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and
         (vii) such other variations in the relative rights and preferences of such shares which at the time of the establishment of such series are not prohibited by law.

     The only change effected in Article VIII by the proposed amendment will be to increase the authorized shares of capital stock from 203,000,000 to 353,000,000 and accordingly increase the authorized shares of Common Stock from 200,000,000 to 350,000,000. The remaining text of Article VIII as set forth above is unchanged from the text as presently in effect.

     The Board of Directors is proposing to increase the authorized Common Stock to afford the Board of Directors flexibility in responding promptly to future financing requirements of the Company, including, without limitation, splitting of the common stock, acquisitions of other businesses for shares of capital stock on the most favorable terms as opportunities may arise from time to time in the future, the raising of additional capital, and issuance pursuant to stock option or other employee benefit or incentive compensation plans. If authorization of any increase in the capital stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of stockholders at that time could impair the Company's ability to meet its objectives. The Company has no immediate need for additional authorized common shares. There is no present intention to issue any of the Preferred Stock.

     If the proposed amendment is approved, the additional shares of capital stock would be generally available for issuance without further action by the shareholders. The additional shares of Common Stock issued hereafter would be identical to the Common Stock currently outstanding. No stockholder has any preemptive rights, and issuance of the additional Common Stock could dilute the voting rights of present holders of Common Stock. It is possible, depending upon the transaction in which either Common Stock or Preferred Stock is issued, that issuance of such capital stock could have a dilutive effect on shareholders' equity and earnings per share attributable to present holders.

     The Board of Directors could issue the additional (as well as the existing authorized but unissued) capital stock to impede any unsolicited bid for control of the Company which the Board believed was not in the best interests of the Company and its stockholders. The availability of the additional capital stock as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment to Article VIII, and the Board is not aware of any effort to obtain control of the Company.

     The affirmative vote of a majority of the outstanding Common Stock is required for approval of the proposed amendment to Article VIII.

     The Board of Directors recommends that stockholders vote FOR the proposed amendments of Article VIII of the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock.

                              INDEPENDENT AUDITORS

     Effective June 19, 2000 the Company dismissed its independent auditor, KPMG LLP, and appointed Ernst & Young LLP to perform independent attestation services. These actions were approved by the Board of Directors of Zions upon the recommendation of Zions' Audit Committee as described in the Form 8-K filed with the Securities and Exchange Commission on June 23, 2000. The audit reports issued by KPMG LLP for each of the last two years in the period ended December 31, 1999 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. There were no reportable events or disagreements about the application of accounting principles, disclosures in the financial statements or scope of auditing procedures in connection with the most recent two audits or subsequent interim periods.

     The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were: Annual audit - $0.8 million, audit related services - $1.1 million, All Other Nonaudit Services - $0.1 million, and Financial Information Systems, Design and Implementation fees - none.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement of they so desire, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

     Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders must be delivered to the Secretary of the Company at least 120 days prior to the date the Company's proxy statement is released to shareholders in connection with the annual meeting for the preceding year. The notice of a proposal must contain the following items:

          o The shareholder's name, address, and stock ownership of the Company,
          o    The text of the proposal to be presented,
          o A brief written statement of the reasons why such shareholder favors the proposal, and
          o    Any material interest of such shareholder in the proposal.

     The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

          o The shareholder's name, address, and stock ownership of the Company,
          o    The name of the person to be nominated,

          o    The name, age, business address, residential address, and
               principal occupation or employment of each nominee,
          o    The nominee's signed consent to serve as a director of the
               Company, if elected,
          o The number of shares of the Company's stock owned by each nominee,
          o A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and
          o Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the Securities and Exchange Commission.

     A copy of the Company Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

                   DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 2002 SHAREHOLDERS' MEETING

     The Company must receive proposals from shareholders on or before December 15, 2001, in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company's 2002 Annual Meeting of Shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the Securities and Exchange Commission concerning shareholder proposals.

                                   APPENDIX A

Audit Committee Charter

AUTHORITY FOR CHARTER
---------------------

     The Audit Charter has been approved by the Board of Directors of Zions Bancorporation. The Audit Committee will review the Charter periodically, but at least annually, to make modifications as needed, subject to approval by the Board of Directors.

AUDIT COMMITTEE PURPOSE
-----------------------

     The Audit Committee is appointed by the Board of Directors of Zions Bancorporation to assist the Board in fulfilling its oversight responsibilities of financial and regulatory reporting practices. The Audit Committee oversees the quality of the internal control systems, and financial reporting processes, through monitoring the performance of the independent auditors, the internal and any cosource / outsource audit functions, and reviewing periodic reports of the compliance and legal functions.

     The independent auditors and internal auditors are accountable to the Audit Committee and to the Board of Directors. The Audit Committee has the responsibility to recommend selection of the independent auditors to the Board of Directors, evaluate, nominate, or, as needed, recommend replacement of the independent auditors. When circumstances warrant, the Committee may approve the replacement of the Director of Internal Audit.

AUDIT COMMITTEE OBJECTIVES
--------------------------

          A) To serve as independent and objective monitors of Zions financial reporting processes and system of internal controls regarding finance, accounting, laws, regulations and fiduciary principles.

          B) To monitor the independence and performance of the Company's independent auditors, internal audit and any cosource / outsource audit functions.

          C) To provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, any cosource / outsource audit function, and the Board of Directors.

The Audit Committee, in fulfilling these objectives, has the authority to call upon outside counsel or other advisors it deems necessary to aid in the performance of these duties.

COMMITTEE COMPOSITION
---------------------

     The Audit Committee of Zions Bancorporation shall be composed of at least three members, all of whom shall be outside directors of the Board of Directors of the Company. All members must be financially literate and at least one member shall have accounting or related financial management expertise. Each member of the Committee shall be an independent director and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independence as a member of the Committee. Additionally, all guidelines, as set forth by any regulatory body or the accounting profession, must be met by each Committee member. One member of the Committee shall be designated by the Board of Directors as Chairman. The Chairman and Committee members will be appointed by the Board of Directors on an annual basis at its organizational meeting or at such times as the board deems necessary. The Directors will arrange to manage continuity on the Committee while bringing fresh perspective to the Committee as deemed advisable.

MEETINGS
--------

     The Audit Committee shall meet on a periodic basis, to coincide with regular Board of Director meetings. These meetings are expected to occur at least four times annually. Other meetings may be called by the Chairman, as circumstances require. After each meeting, the Chairman will report to the full Board of Directors at its next scheduled meeting.

MEETING ATTENDEES
-----------------

     In addition to the Audit Committee members, the following persons are invited to attend regular Committee meetings: President and Chief Executive Officer, Chief Financial Officer, Director of Internal Audit, Controller, Compliance Officer, Representatives from the Company's independent accounting firm, Representatives from the Company's internal audit outsourcing firm, and Others by invitation, as deemed advisable.

     Each Audit Committee meeting will include an executive session. Persons requested to attend this meeting will be the Director of Internal Audit, Audit Outsource/Cosource representatives, and the representatives from the independent auditing firm.

COMMITTEE RESPONSIBILITIES REGARDING INDEPENDENT AUDITORS
---------------------------------------------------------

1.   Engagement of Independent Auditors

     a. Obtain the opinion of management and the Director of Internal Audit, as to the performance of the independent auditors in the conduction of their engagement.
     b. Review engagement letter and proposed fees, composition of the audit team including partner involvement, industry expertise and timing of audit.
     c. Inquire about results of peer reviews, litigation status and disciplinary action.
     d. Review firm's process to ensure its objectivity and independence; and annually require from the firm written confirmation that, consistent with Independence Standards Board Standard 1, it is independent to perform the Company's audit.
     e. Have a clear understanding with the independent auditors as to their accountability to the Board of Directors and the Audit Committee.
     f. Make any other inquiries of the independent auditors deemed necessary and appropriate by the Audit Committee.
     g. If the Committee is satisfied with regard to the foregoing matters, make a recommendation to the full Board to engage the independent audit firm.

2.   Audit Plan

     a. Review the annual audit plan with the Director of Internal Audit and the independent auditors, and determine if coordination has been achieved.
     b. Discuss the general scope, reliance upon management and internal audit, and how internal auditing and the independent auditors will interface to provide adequate coverage in the Information Technology area.
     c. Review with the independent auditors changes in accounting standards or rules promulgated by the FASB, the SEC, the NASD or other regulatory bodies that could impact the Company's financial statements.
     d. Make independent auditors aware of the Committee's desire to be informed in a timely manner of matters requiring special attention.

3.   Continuous and Post Audit Functions

     a. Review, on a timely basis, the quarterly and annual financial reports with financial management and the independent auditors.
     b. Review with management and the independent auditors any material estimates and reserves impacting financial statements and how they were determined.
     c. Discuss with management, independent auditors and internal auditors any significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures.
     d. Discuss with the independent auditors and management any significant issues regarding accounting principles, practices or judgments. Discuss any major audit concerns, unusual transactions and the adequacy of their disclosure.
     e. Discuss with the independent auditors, the items required to be communicated under SAS 61 and SAS 71; inquire as to the quality, as well as the acceptability of accounting principles applied by the company in its' financial reporting.
     f. Review the independent auditors' recommendation letter to management and review the Company's response to the recommendations.
     g. Meet privately with the independent auditors to obtain the benefit of their evaluation and opinion on financial and accounting personnel, internal audit and credit review staff.
     h. Consider whether there are any items for the independent auditors to report directly to the full Board of Directors.

COMMITTEE RESPONSIBILITY IN REGARD TO INTERNAL AUDIT FUNCTION
-------------------------------------------------------------

1. Review coordination of audit plans between the internal auditors and the independent auditors.

2.   Approve auditing procedures manual and internal auditing charter.

3. Annually review with the Director of Internal Audit the scope and scheduling of internal audits planned for the year, including the audits to be outsourced or cosourced.

4. At least annually, discuss the adequacy of the audit risk identification process and procedures with the Director of Internal Audit, management and the independent auditors.

5. The Director of Internal Audit will attend all regularly scheduled Audit Committee meetings and will report, as needed, on the annual audit plan, audit plan variances, staff training, major concerns, staffing requirements, past due corrective measures on significant concerns, modifications to policy and procedures, modifications to the audit charter, and any known violations of law.

6. The Director of Internal Audit will arrange for the Company's Compliance Officer to report at each regularly scheduled Audit Committee meeting whether the fiduciary activities of the Company are being administered in accordance with laws and regulations, and with sound principles.

7. At least annually, the Director of Internal Audit will report on the effectiveness of the outsourced and cosourced audits, including an evaluation of the firm engaged to perform these services.

OTHER COMMITTEE RESPONSIBILITIES
--------------------------------

1. Review all disclosures and confirmations, as requested by the SEC, for inclusion in the annual proxy statement for the Company.

2. After Committee review and approval, recommend to the Board of Directors that the audited Financial Statements be included in the Company's annual report on Form 10-K.

3. The Audit Committee is granted the authority to take whatever action, whether or not covered herein, it deems necessary to fulfill the responsibilities assigned to the Committee by the Board of Directors.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT (FORM 10-K) FOR 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111.












               ZIONS BANCORPORATION- ONE SOUTH MAIN, SUITE 1380 -
                  SALT LAKE CITY, UTAH 84111 - (801) 524-4787
                           www.zionsbancorporation.com

                              ZIONS BANCORPORATION
                                                          SOLICITED ON BEHALF OF
PROXY                                                     THE BOARD OF DIRECTORS

     The undersigned hereby appoints A. SCOTT ANDERSON, DALE M. GIBBONS and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporaiton at the Annual Shareholders' Meeting to be held on April 20, 2001 and at all adjournments thereof upon the matters listed below.

1.   To elect Directors

     All nominees listed below (except as marked to the contrary)

                                             FOR / /   WITHHOLD AUTHORITY / /

     INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:

              Roger B. Porter      L.E. Simmons      I.J. Wagner

2. To approve the increase in the number of authorized shares of Capital Stock of the Company.

                                             FOR / /  AGAINST / /  ABSTAIN / /

3.   To transact any other business as may properly come before the meeting.

                                         AUTHORITY / /  WITHHOLD AUTHORITY / /

     UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSAL 2 and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

                                                   -----------------------------

 Dated ____________, 2001.                         -----------------------------
                                                   Please sign exactly as name
                                                   appears on reverse side.